Exhibit 99.1

First Beeville Financial Corporation

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2018 and 2017

First Beeville Financial Corporation

December 31, 2018 and 2017

10001 Reunion Place, Suite 400 | San Antonio, TX 78216-4137
210.341.9400 | Fax 210.341.9434 | bkd.com

Independent Auditor’s Report

Board of Directors

First Beeville Financial Corporation

Beeville, Texas

We have audited the accompanying consolidated financial statements of First Beeville Financial Corporation and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Beeville Financial Corporation and its subsidiaries, as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

San Antonio, Texas
March 20, 2019

First Beeville Financial Corporation

Consolidated Balance Sheets

December 31, 2018 and 2017

Assets	2018	2017
Cash and due from banks (including interest-bearing deposits of $662 in 2018 and $260,350 in 2017)	$47,188,391	$40,311,219
Interest-bearing deposits at the Federal Reserve Bank	8,987,093	6,052,985

Total cash and cash equivalents	56,175,484	46,364,204
Certificates of deposit in other banks	1,225,000	1,225,000
Investment securities available-for-sale	62,952,029	57,987,522
Loans receivable (net of allowance for loan losses of $3,492,212 in 2018 and $3,127,603 in 2017)	294,331,521	260,523,241
Federal Home Loan Bank stock, at cost	1,061,200	1,043,000
Accrued interest receivable	1,369,826	1,279,127
Foreclosed assets	1,358,728	1,410,296
Banking premises and equipment, net	7,177,132	7,585,393
Deferred federal income tax	994,960	619,881
Bank owned life insurance	7,859,002	7,676,163
Other assets	497,195	1,080,982

Total assets	$435,002,077	$386,794,809

Liabilities and Stockholders’ Equity
Liabilities
Deposits	$394,837,389	$351,378,134
Accrued interest payable	333,472	211,199
State income tax payable	23,340	15,900
Federal income tax payable	138,630	981,506
Dividends payable	—	443,535
Other liabilities	1,744,531	1,555,840

Total liabilities	397,077,362	354,586,114

Stockholders’ Equity
Common stock ($5 par value; 1,000,000 shares authorized; 93,946 shares issued)	469,730	469,730
Surplus	784,495	784,495
Retained earnings	40,222,182	33,969,570
Treasury stock, at cost (34,808 shares in 2018 and 2017)	(2,750,636)	(2,750,636)
Accumulated other comprehensive loss Unrealized loss on securities available-for-sale (net of deferred income taxes of $212,939 in 2018 and $70,300 in 2017)	(801,056)	(264,464)

Total stockholders’ equity	37,924,715	32,208,695

Total liabilities and stockholders’ equity	$435,002,077	$386,794,809

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Consolidated Statements of Income

Years Ended December 31, 2018 and 2017

	2018	2017
Interest and Dividend Income
Interest and fees on loans	$15,957,343	$13,355,480
Interest on investment securities
Mortgage-backed and related securities	610,880	410,786
U.S. treasury securities	71,695	63,117
Federal agency securities	84,063	102,835
Tax-exempt municipals	403,343	295,179
Interest on deposits with banks	945,682	312,380
Dividend income	30,070	21,803

Total interest and dividend income	18,103,076	14,561,580

Interest Expense
Interest on deposits	1,828,001	1,133,987
Interest on borrowed funds	2,081	49,600

Total interest expense	1,830,082	1,183,587

Net Interest Income	16,272,994	13,377,993
Provision for Loan Losses	565,000	1,001,000

Net Interest Income After Provision for Loan Losses	15,707,994	12,376,993

Noninterest Income
Service charges on deposit accounts	856,560	902,491
Other service charges and noninterest income	114,680	71,045
Bank owned life insurance income	182,840	139,216
Income from death benefit of bank-owned life insurance	—	624,493
Gain (loss) on sale of assets	(474)	2,581
Loss on foreclosure	—	(20,670)

Total noninterest income	1,153,606	1,719,156

Noninterest Expense
Salaries and employee benefits	5,352,118	4,707,131
Occupancy and equipment expense	1,041,227	995,978
Other expense	2,732,252	2,450,582

Total noninterest expense	9,125,597	8,153,691

Income Before Income Taxes	7,736,003	5,942,458
Income Tax Expense	1,483,391	2,279,612

Net Income	$6,252,612	$3,662,846

Net Income Per Share (based on weighted average number of shares outstanding—59,138 shares in 2018 and 59,335 in 2017)	$105.73	$61.71

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2018 and 2017

	2018	2017
Net Income	$6,252,612	$3,662,846

Other Comprehensive Income
Net unrealized loss on securities available-for-sale	(679,230)	(311,523)
Tax benefit	(142,638)	(105,918)

Other comprehensive loss	(536,592)	(205,605)

Comprehensive Income	$5,716,020	$3,457,241

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2018 and 2017

						Accumulated
						Other
	Common Stock			Retained	Treasury	Comprehensive
	Shares	Amount	Surplus	Earnings	Stock	Income (Loss)	Total
Balance, January 1, 2017	94,936	$469,730	$784,495	$30,706,739	($2,587,650)	$(15,339)	$29,357,975
Net income for the year	—	—	—	3,662,846	—	—	3,662,846
Other comprehensive loss	—	—	—	—	—	(205,605)	(205,605)
Reclassification of stranded tax effects due to Tax Cuts and Jobs Act (TCJA)	—	—	—	43,520	—	(43,520)	—
Purchase of 306 shares of stock at weighted average of $532.63 per share	—	—	—	—	(162,986)	—	(162,986)
Dividends on common stock, $7.50 per share	—	—	—	(443,535)	—	—	(443,535)

Balance, December 31, 2017	94,936	469,730	784,495	33,969,570	(2,750,636)	(264,464)	32,208,695
Net income	—	—	—	6,252,612	—	—	6,252,612
Other comprehensive loss	—	—	—	—	—	(536,592)	(536,592)

Balance, December 31, 2018	94,936	$469,730	$784,495	$40,222,182	$(2,750,636)	$(801,056)	$37,924,715

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Operating Activities
Net income	$6,252,612	$3,662,846
Items not requiring (providing) cash
Depreciation	583,918	563,665
Provision for loan losses	565,000	1,001,000
Net amortization of investment securities	417,948	325,023
Deferred income taxes	(232,440)	156,733
Gain on sale of foreclosed assets	—	(56)
Loss on sale of assets	474	—
Loss on foreclosure of foreclosed assets	—	20,670
Income from death benefit of bank-owned life insurance	—	(624,493)
Increase in cash surrender value of bank-owned life insurance	(182,839)	(139,216)
Changes in
Interest receivable	(90,699)	(314,957)
Other assets	578,687	(466,549)
Interest payable and other liabilities	310,964	468,834
Federal income tax payable	(842,876)	1,535,462
State income tax payable	7,440	640

Net cash provided by operating activities	7,368,189	6,189,602

Investing Activities
Purchases of available-for-sale securities	(96,372,680)	(109,107,853)
Proceeds from maturities of available-for-sale securities	90,310,994	94,063,630
Proceeds from maturities of held-to-maturity securities	—	2,360,344
Net change in loans	(34,373,280)	(25,168,925)
Purchase of premises and equipment	(175,657)	(499,204)
Proceeds from bank-owned life insurance	—	1,319,186
Purchase of bank-owned life insurance	—	(2,800,000)
Purchase of Federal Home Loan Bank stock	(18,200)	(9,900)
Proceeds from the sale of foreclosed assets	4,626	—
Proceeds from the sale of assets	51,568	9,490

Net cash used in investing activities	(40,572,629)	(39,833,232)

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Consolidated Statements of Cash Flows (continued)

Years Ended December 31, 2018 and 2017

	2018	2017
Financing Activities
Net increase in non-certificate of deposits accounts	$35,482,978	$58,044,339
Net increase in certificate of deposits accounts	7,976,277	4,963,809
Repayments of short-term borrowings	—	(926,183)
Purchase of treasury stock	—	(162,986)
Dividends paid	(443,535)	(445,830)

Net cash provided by financing activities	43,015,720	61,473,149

Increase in Cash and Cash Equivalents	9,811,280	27,829,519
Cash and Cash Equivalents, Beginning of Year	46,364,204	18,534,685

Cash and Cash Equivalents, End of Year	$56,175,484	$46,364,204

Supplemental Cash Flows Information
Interest paid	$1,707,809	$1,093,395
Income taxes paid	$2,550,860	$1,080,956
Real estate acquired in settlement of loans	$—	$304,000
Dividends declared but not yet paid	$—	$443,535

See Notes to Consolidated Financial Statements

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

First Beeville Financial Corporation (Company), is a bank-holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, The First National Bank of Beeville (Bank) and the Bank’s wholly-owned subsidiary, FNB Asset Management, LLC. The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers through its main office in Beeville, Texas, and its full-service branch banks in Yorktown and Seguin, Texas, and its loan production offices in New Braunfels, Corpus Christi and Karnes City, Texas. The Bank’s subsidiary manages and holds foreclosed assets that were transferred to it by the Bank until their ultimate disposition. The Company and Bank are subject to competition from other financial institutions and insurance agencies. The Company and Bank are subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Bank, and real estate subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held-for-sale, management obtains independent appraisals for significant properties.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2018 and 2017, cash equivalents consisted primarily of cash and due from banks and interest-bearing deposits at the Federal Reserve Bank.

At December 31, 2018, the Company’s interest-bearing cash accounts exceeded federally insured limits by approximately $48,815,000. Approximately $8,987,000 of this amount is held at the Federal Reserve Bank of Dallas.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

In July 2017, the Bank transferred all of its held-to-maturity investments to the available-for-sale category. Management determined that it no longer had the positive intent to hold its investment in securities classified as held-to-maturity for an indefinite period of time because of management’s desire to have more flexibility in managing the investment portfolio. The securities transferred had a total amortized cost of $25,870,835, fair value of $26,197,560 and net unrealized gross gains of $341,775 and unrealized gross losses of $15,050 at the time of the transfer. The net unrealized gain of $326,725 was recorded as other comprehensive income at the time of transfer. As a result, there are no securities classified as held-to-maturity at December 31, 2018 or 2017.

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security and, it is more likely than not, the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unearned income, charge-offs, an allowance for loan loss, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	15-40 years
Furniture and equipment	5-25 years
Data processing equipment and software	3-5 years

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the years ended December 31, 2018 and 2017.

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve and Federal Home Loan Bank (FHLB) stock are required investments for institutions that are members of the Federal Reserve Bank and FHLB systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Bank-owned Life Insurance

The Bank has purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Foreclosed Assets Held-For-Sale

Assets acquired through, or in lieu of, loan foreclosure are held-for-sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Treasury Stock

Common stock shares repurchased are recorded at cost. Cost of shares retired or reissued is determined using the first-in, first-out method.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries.

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during each period. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method. There were no dilutive shares outstanding at December 31, 2018 or 2017.

Treasury stock shares are not deemed outstanding for earnings per share calculations.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized appreciation (depreciation) on available-for-sale securities. The Company uses the portfolio method for reclassifying material stranded tax effects in accumulated other comprehensive income (AOCI) to earnings.

Transfers Between Fair Value Hierarchy Levels

Transfers in and out of Level 1 (quoted market prices), Level 2 (other significant observable inputs) and Level 3 (significant unobservable inputs) are recognized on the actual transfer date. There were no transfers between fair value hierarchy levels during 2018 or 2017.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 2: Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses of available-for-sale securities are as follows:

		Gross	Gross	Approximate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2018
U.S. Government and government-sponsored enterprises (GSE) securities	$15,016,246	$15,317	$8,944	$15,022,619
Tax-exempt municipal securities	20,988,046	1,948	387,439	20,602,555
U.S. government and GSE mortgage-backed securities	27,961,731	9,441	644,317	27,326,855

Total	$63,966,023	$26,706	$1,040,700	$62,952,029

December 31, 2017
U.S. Government and GSE securities	$7,591,206	$53,119	$5,485	$7,638,840
Tax-exempt municipal securities	20,770,570	44,182	183,802	20,630,950
U.S. government and GSE mortgage-backed securities	29,960,510	66,888	309,666	29,717,732

Total	$58,322,286	$164,189	$498,953	$57,987,522

The amortized cost and fair value of available-for-sale securities at December 31, 2018, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$15,372,642	$15,363,921
Due in one to five years	13,764,762	13,675,789
Due in five to ten years	6,866,888	6,585,464

Total investment securities	36,004,292	35,625,174
U.S. Government and GSE mortgage-backed securities	27,961,731	27,326,855

Total	$63,966,023	$62,952,029

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $61,970,330 and $46,503,676 at December 31, 2018 and 2017, respectively.

There were no sales of available-for-sale securities during 2018 or 2017.

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2018 and 2017, was $57,577,248 and $44,475,753, respectively, which is approximately 91 percent and 77 percent, respectively, of the Company’s available-for-sale investment portfolio. The unrealized losses are largely due to increases in market interest rates over the yield available at the time the underlying securities were purchased.

Except as discussed below, management believes the declines in fair value for these securities are temporary.

The following tables show the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2018 and 2017:

	December 31, 2018
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Available-for-sale securities
U.S. Government and GSE securities	$12,991,400	$5,794	$1,010,140	$3,150	$14,001,540	$8,944
Tax-exempt municipal securities	7,024,721	43,467	13,072,490	343,972	20,097,211	387,439
U.S. Government and GSE mortgage-backed securities	2,512,923	54,269	20,965,574	590,048	23,478,497	644,317

Total	$22,529,044	$103,530	$35,048,204	$937,170	$57,577,248	$1,040,700

	December 31, 2017
	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Available-for-sale securities
U.S. Government and GSE securities	$4,293,752	$5,485	$—	$—	$4,293,752	$5,485
Tax-exempt municipal securities	13,665,490	183,611	219,440	191	13,884,930	183,802
U.S. Government and GSE mortgage-backed securities	25,374,260	291,195	922,811	18,471	26,297,071	309,666

Total	$43,333,502	$480,291	$1,142,251	$18,662	$44,475,753	$498,953

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

U.S. Government and GSE Securities

The unrealized losses on the Company’s investments in direct obligations of the U.S. government and GSEs were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2018.

Tax-exempt Municipal Securities

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by changes in interest rates and illiquidity. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2018.

U.S. Government and GSE Mortgage-backed Securities

The unrealized losses on the Company’s investment in mortgage-backed securities issued by the U.S. government and GSEs were caused by interest rate increases. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in fair value is attributable to changes in interest rates and not credit quality and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2018.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 3: Loans and Allowance for Loan Losses

Categories of loans at December 31, 2018 and 2017, include:

	2018	2017
Commercial loans	$27,530,614	$24,790,860
Agricultural loans	7,531,424	8,093,208
Real estate loans	261,927,679	229,989,035
Installment and consumer term loans	1,708,764	1,537,900
Other loans (virtual and ready credit)	77,671	81,095
Overdrafts	40,653	54,962

Gross loans	298,816,805	264,547,060
Less
Net deferred loan fees and costs	(993,072)	(896,216)
Allowance for loan losses	(3,492,212)	(3,127,603)

Net loans	$294,331,521	$260,523,241

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2018 and 2017:

	2018
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance for Loan Losses
Balance, beginning of year	$245,850	$69,311	$2,793,499	$18,943	$3,127,603
Provision for loan losses	(41,992)	(2,229)	596,146	13,075	565,000
Losses charged-off	—	—	(225,500)	(19,590)	(245,090)
Recoveries	20,940	—	18,313	5,446	44,699

Balance, end of year	$224,798	$67,082	$3,182,458	$17,874	$3,492,212

Allowance Balances
Ending balance individually evaluated for impairment	$—	$—	$—	$—	$—
Ending balance collectively evaluated for impairment	224,798	67,082	3,182,458	17,874	3,492,212

Ending balance	$224,798	$67,082	$3,182,458	$17,874	$3,492,212

Loans
Ending balance individually evaluated for impairment	$—	$—	$1,234,840	$—	$1,234,840
Ending balance collectively evaluated for impairment	27,530,614	7,531,424	260,692,839	1,827,088	297,581,965

Ending balance	$27,530,614	$7,531,424	$261,927,679	$1,827,088	$298,816,805

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

	2017
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance for Loan Losses
Balance, beginning of year	$383,440	$22,487	$2,226,042	$24,629	$2,656,598
Provision for loan losses	378,806	46,824	567,457	7,913	1,001,000
Losses charged-off	(516,396)	—	—	(21,154)	(537,550)
Recoveries	—	—	—	7,555	7,555

Balance, end of year	$245,850	$69,311	$2,793,499	$18,943	$3,127,603

Allowance Balances
Ending balance individually evaluated for impairment	$—	$—	$225,829	$—	$225,829
Ending balance collectively evaluated for impairment	245,850	69,311	2,567,670	18,943	2,901,774

Ending balance	$245,850	$69,311	$2,793,499	$18,943	$3,127,603

Loans
Ending balance individually evaluated for impairment	$301,188	$—	$1,725,829	$1,120	$2,028,137
Ending balance collectively evaluated for impairment	24,489,672	8,093,208	228,263,206	1,672,837	262,518,923

Ending balance	$24,790,860	$8,093,208	$229,989,035	$1,673,957	$264,547,060

The risk characteristics of the Bank’s material portfolio segments are as follows:

Commercial Loans – The commercial loan portfolio consists of loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchase or other expansion projects. Commercial loans are underwritten to assure an ability to repay the indebtedness without relying primarily on the collateral. The underwriting process includes gaining an understanding of the borrower’s ability to operate their business profitably, then analyzing and forming a conclusion on the adequacy of their cash flow and financial stability in relation to their ability to service the indebtedness.

Real Estate Loans – The real estate loan portfolio consists of residential loans for single-family and multi-family properties, construction and land development loans, loans secured by farmland and other commercial real estate loans. Real estate loans, for commercial purposes as well as agricultural and residential purposes, are underwritten in much the same way as a commercial loan. Analyzing the borrower’s ability to service the indebtedness from estimated cash flows and structuring the payment streams to match such cash flow is integral to the success of loan repayment. The Bank has set boundaries within its policies that prohibit and/or limit speculative real estate investment loans and development loans due to the inherent risks in these types of loans.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Trade territories have been established for the Bank as a whole and the majority of real estate loans are within these established trade territories. Lending beyond these areas is allowed on a limited basis when dealing with a seasoned customer who has established history with the Bank.

Agriculture Loans – Agriculture loans are another segment of the loan portfolio, and financial analysis similar to that performed on commercial loans is performed on all agriculture loans. This portfolio includes loans to farming operations by providing annual lines of credit for expenditures incurred up until and through harvest. Livestock production loans also make up a portion of the portfolio, whereby loans are structured to match the income stream generated from the livestock with maturities that fully amortize within the production life expectancy of the livestock. Equipment loans are also provided, with borrower equity injection being a critical requirement along with cash flow for debt service.

Consumer Loans – Consumer loans are also generated by the Bank, with analysis being based on the consumer’s income as compared to all debt and taking into consideration the consumer’s credit report score which is based upon prior performance with other creditors. The consumer’s income and credit report supplement the judgmental process used in consumer lending. The Bank presently has an established indirect lending program, which is monitored closely and for which special reserves are established.

Internal Risk Categories

The risk rating system for the Bank is based upon the judgmental and credit analysis process that loan officers perform in conjunction with the Officers Loan Committee’s and Directors Loan Committee’s review process. The substantial majority of all loans made by the Bank are considered pass credits at the inception of the loan based upon underwriting standards and analysis of the cash flow, collateral and creditworthiness of the customers in accordance with adopted policies and regulatory guidelines.

For loans that develop delinquencies or that evidence the development of serious deficiencies in cash flow, credit quality, collateral deficiencies, past delinquencies or other derogatory criteria, ongoing monitoring is performed. This is achieved through daily and weekly past due reports, weekly technical exceptions reports, daily account overdraft monitoring, as well as monthly classified loans list review and quarterly loan loss allowance evaluations and action plans.

Loans that reach a past-due status ranging from 60 to 90 days delinquency or that are in the final stages of demand and acceleration, are in bankruptcy or loans that display other negative trends or characteristics of deterioration in credit quality or collateral coverage are coded with a substandard loan rating. This loan rating carries a higher reserve allocation of 4 percent based upon the Bank’s historical loan migration loss factor; however, the loan is not categorized as impaired until it reaches a status of non-accrual or is deemed to be impaired as to full collectability. Loan officers are responsible for timely identification of the deterioration of credits and the need to classify them more severely than pass.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Impaired loans are carried as line items on the classified and impaired loans list for monitoring and for calculation of the reserve factor. Specific reserves are established when necessary and are based either upon the fair market value of the collateral if the loan is collateral dependent or on the best estimate of discounted cash flows when there is insufficient collateral coverage. All non-accrual loans are considered impaired.

The classifications for loans demonstrating some form of credit quality weakness or deficiency include Watch, Other Assets Especially Mentioned (OAEM), Substandard and Doubtful. The classification of a credit is determined according to the following definitions:

Non-classified/Pass – Non-classified loans are not considered a greater-than-normal risk. (This rating may also be referred to as pass.) Performing loans for which the borrower demonstrates the ability to repay its obligations and the collateral value generally exceeds the loan amount.

Watch – Assets in this category are adequately protected by either collateral values or sound net worth and capacity of the obligor to meet the indebtedness; however, it has been determined that there may be some risks or weaknesses, (i.e., recent past dues, overdrafts or negative trends in earnings) but such potential weaknesses are not yet significant, but there is increased risk for deterioration in the credit. The classification is solely for the purpose of providing management a monthly monitoring tool.

Other Assets Especially Mentioned (OAEM) – A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – An asset classified doubtful has all the weaknesses inherent in one classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The following tables present the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity as of December 31, 2018 and 2017:

	2018
	Commercial	Agricultural	Real Estate	Consumer	Total
Rating
Pass	$26,985,017	$7,507,344	$254,872,807	$1,825,309	$291,190,477
Watch	545,597	—	5,060,903	—	5,606,500
OAEM	—	—	740,190	—	740,190
Substandard	—	24,080	18,939	1,779	44,798
Impaired	—	—	1,234,840	—	1,234,840
Doubtful	—	—	—	—	—

Total	$27,530,614	$7,531,424	$261,927,679	$1,827,088	$298,816,805

	2017
	Commercial	Agricultural	Real Estate	Consumer	Total
Rating
Pass	$23,957,226	$8,093,208	$216,298,597	$1,671,818	$250,020,849
Watch	509,160	—	5,129,234	—	5,638,394
OAEM	—	—	4,190,136	—	4,190,136
Substandard	23,286	—	2,645,239	1,019	2,669,544
Impaired	301,188	—	1,725,829	1,120	2,028,137
Doubtful	—	—	—	—	—

Total	$24,790,860	$8,093,208	$229,989,035	$1,673,957	$264,547,060

The following tables present the Bank’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2018 and 2017:

	2018
				Total			Total Loans >
	30-89 Days	60-89 Days	Greater Than	Past		Total	90-Days &
	Past Due	Past Due	90 Days	Due	Current	Loans	Accruing
Commercial loans	$6,101	$—	$—	$6,101	$27,524,513	$27,530,614	$—
Agricultural loans	—	—	—	—	7,531,424	7,531,424	—
Real estate loans	198,499	—	—	198,499	261,729,180	261,927,679	—
Consumer loans	6,185	—	—	6,185	1,820,903	1,827,088	—

Total	$210,785	$—	$—	$210,785	$298,606,020	$298,816,805	$—

	2017
				Total			Total Loans >
	30-89 Days	60-89 Days	Greater Than	Past		Total	90-Days &
	Past Due	Past Due	90 Days	Due	Current	Loans	Accruing
Commercial loans	$23,286	$—	$—	$23,286	$24,767,574	$24,790,860	$—
Agricultural loans	—	—	—	—	8,093,208	8,093,208	—
Real estate loans	321,291	—	2,602,984	2,924,275	227,064,760	229,989,035	2,602,984
Consumer loans	—	14,347	—	14,347	1,659,610	1,673,957	—

Total	$344,577	$14,347	$2,602,984	$2,961,908	$261,585,152	$264,547,060	$2,602,984

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The following tables present impaired loans for the years ended December 31, 2018 and 2017:

2018
				Average		Interest
		Unpaid		Investment in	Interest	Income
	Recorded	Principal	Specific	Impaired	Income	Recognized
	Investment	Balance	Allowance	Loans	Recognized	Cash Basis
Loans without a specific valuation allowance
Commercial loans	$—	$—	$—	$—	$—	$—
Agricultural loans	—	—	—	—	—	—
Real estate loans	1,234,840	1,234,840	—	826,156	56,934	—
Consumer loans	—	—	—	—	—	—
Loans with a specific valuation allowance
Commercial loans	—	—	—	—	—	—
Agricultural loans	—	—	—	—	—	—
Real estate loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total	$1,234,840	$1,234,840	$—	$826,156	$56,934	$—

2017
				Average		Interest
		Unpaid		Investment in	Interest	Income
	Recorded	Principal	Specific	Impaired	Income	Recognized
	Investment	Balance	Allowance	Loans	Recognized	Cash Basis
Loans without a specific valuation allowance
Commercial loans	$301,188	$401,584	$—	$681,234	$—	$—
Agricultural loans	—	—	—	—	—	—
Real estate loans	—	—	—	—	—	—
Consumer loans	1,120	1,120	—	1,996	252	—
Loans with a specific valuation allowance
Commercial loans	—	—	—	—	—	—
Agricultural loans	—	—	—	—	—	—
Real estate loans	1,725,829	2,096,829	225,829	1,761,691	—	—
Consumer loans	—	—	—	—	—	—

Total	$2,028,137	$2,499,533	$225,829	$2,444,921	$252	$—

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The following table presents the Company’s nonaccrual loans at December 31, 2017. There were no nonaccrual loans at December 31, 2018. This table excludes performing troubled debt restructurings.

2017
Commercial loans	$301,188
Agricultural loans	—
Real estate loans	1,725,829
Consumer loans	—

Total	$2,027,017

There were no material troubled debt restructurings for the years ended December 31, 2018 and 2017.

Note 4: Foreclosed Assets

Expenses applicable to foreclosed assets at December 31 include the following:

	2018	2017
Gain on sales of real estate	$—	$(56)
Loss on foreclosure	—	20,670
Operating expenses, net of rental income	20,673	13,862

	$20,673	$34,476

Note 5: Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2018	2017
Land	$893,482	$893,482
Buildings and improvements	8,701,245	8,679,965
Furniture and equipment	1,775,987	1,727,570
Data processing equipment and software	898,624	792,664

	12,269,338	12,093,681
Less accumulated depreciation	(5,092,206)	(4,508,288)

Net premises and equipment	$7,177,132	$7,585,393

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 6: Time Deposits

Deposits consisted of the following at December 31, 2018 and 2017:

	2018	2017
Interest-bearing checking accounts	$205,238,674	$189,849,611
Demand deposits and official checks	90,868,741	76,023,329
Savings	40,867,773	35,619,270
Time - $250,000 and over	23,168,109	19,180,731
Other time	34,694,092	30,705,193

Total deposits	$394,837,389	$351,378,134

At December 31, 2018, the scheduled maturities of time deposits are as follows:

2019	$42,409,046
2020	11,750,551
2021	2,073,235
2022	908,912
2023	720,456

$57,862,200

Note 7: Borrowed Funds

In November 2013, the Company renewed a revolving line of credit with Frost National Bank in order to raise additional capital. The loan has a term of six (6) years (maturing November 21, 2019), with quarterly, interest only payments starting February 21, 2014, and interest payments continue quarterly throughout the life of the note. The interest rate equals The Wall Street Journal’s prime rate plus 1.00 percent and can reset daily. This renewal loan is a revolving line of credit in the initial amount of $4,000,000. The credit limit is reduced by $166,667 each quarter beginning February 21, 2014. Reductions of the outstanding principal balance of the loan are required when any such outstanding principal amounts exceed the then current reduced credit limit amount. In 2017, the Company paid off the remaining outstanding principal balance of $926,183. At December 31, 2018, the unused credit limit is $666,667. As part of the business loan agreement, the Corporation (and subsidiary Bank as indicated) must comply with various financial covenants and ratios. The Corporation has pledged 120,000 shares of The First National Bank of Beeville stock, Certificate Number 1217, as collateral for these borrowed funds.

There was no outstanding balance at December 31, 2017 and 2018. Interest expense for the year ended December 31, 2017, amounted to $36,090. No interest expense was recognized for the year ended December 31, 2018.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 8: Lines of Credit

FHLB Line of Credit

At December 31, 2018 and 2017, the Bank had a revolving line of credit with no expiration and a maximum available limit of $132,252,316 and $123,178,971, respectively. At December 31, 2018 and 2017, there were no funds borrowed against this line. The line is collateralized by all FHLB stock and a blanket lien on certain commercial and residential mortgage loans. The line of credit bears interest at a daily variable rate which is set by the FHLB.

Frost Bank Line of Credit

At December 31, 2018 and 2017, the Bank had available a $6,000,000 revolving line of credit that expires in 2019. At December 31, 2018 and 2017, there were no funds borrowed against this line. The line is not collateralized at December 31, 2018. The line of credit bears interest at a daily variable rate which is set by Frost Bank.

The Independent Bankers Bank (TIB) Line of Credit

At December 31, 2018 and 2017, the Bank had available a $3,000,000 revolving line of credit with an open-ended term, which can be terminated by either party at any time. At December 31, 2018 and 2017, there were no funds borrowed against this line. The line is collateralized by securities as applicable. The line of credit bears interest at a daily variable rate which is set by TIB.

Note 9: Income Taxes

The provision (credit) for income taxes includes these components:

	2018	2017
Federal
Taxes currently payable	$1,700,531	$2,106,979
Deferred income taxes	(232,440)	(227,004)
Adjustments to deferred tax assets and liabilities for enacted changes in tax laws	—	383,737
State (all current)	15,300	15,900

Income tax expense	$1,483,391	$2,279,612

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2018	2017
Computed at the statutory rate (21% in 2018 and 34% in 2017)	$1,624,561	$2,025,842
Increase (decrease) resulting from
Tax exempt interest	(84,893)	(102,812)
Nontaxable BOLI income	(38,396)	(47,333)
Nondeductible interest expense	5,892	3,640
Nontaxable dividends	(60)	(97)
Nondeductible expenses	11,136	5,145
State income tax expense	12,087	10,494
Deferred tax adjustment related to reduction in federal statutory income tax rate	—	383,737
Other, net	(46,936)	996

Actual tax expense	$1,483,391	$2,279,612

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2018	2017
Deferred tax assets
Allowance for loan losses	$612,947	$537,059
Deferred loan fees	208,407	187,891
SAR plan expenses	163,075	116,673
Deferred cash incentive plan expenses	37,448	29,814
Salary continuation plan expenses	112,818	84,203
Accrued expenses	12,658	—
Net unrealized loss on securities available-for-sale	212,939	70,300

	1,360,292	1,025,940

Deferred tax liability
Valuation of foreclosed assets	108,864	114,564
Accretion of investment discounts	3,631	10,051
Fixed assets	201,296	277,808
FHLB stock dividends	7,458	3,636
Prepaid expense	44,083	—

	365,332	406,059

Net deferred tax asset	$994,960	$619,881

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

On December 22, 2017, the United States enacted tax reform legislation through the Tax Cuts and Jobs Act, which significantly changed the existing U.S. tax laws, including a reduction in the corporate tax rate from 34 percent to 21 percent, as well as other changes. As a result of enactment of the legislation, the Company incurred additional one-time income tax expense of $383,737 during 2017, primarily related to the re-measurement of certain deferred tax assets and liabilities.

Note 10: Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2018 and 2017, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2018 and 2017, the most recent notification from the Office of the Comptroller of the Currency (OCC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier I risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

The Bank’s actual capital amounts and ratios are also presented in the following table.

					Minimum to Be
					Well Capitalized Under
			Minimum Capital		Prompt Corrective Action
	Actual		Requirement		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2018
Total risk-based capital (to risk-weighted assets)	$42,147,000	13.49%	$30,857,795	9.875%	$31,248,400	10.00%
Tier I capital (to risk-weighted assets)	$38,655,000	12.37%	$24,608,115	7.875%	$24,998,720	8.00%
Common equity Tier 1 capital (to risk-weighted assets)	$38,655,000	12.37%	$19,920,855	6.375%	$20,311,460	6.50%
Tier I capital (to average assets)	$38,655,000	9.17%	$16,863,600	4.000%	$21,079,500	5.00%
As of December 31, 2017
Total risk-based capital (to risk-weighted assets)	$35,822,000	12.72%	$26,046,705	9.250%	$28,158,600	10.00%
Tier I capital (to risk-weighted assets)	$32,694,000	11.61%	$20,414,985	7.250%	$22,526,880	8.00%
Common equity Tier 1 capital (to risk-weighted assets)	$32,694,000	11.61%	$16,191,195	5.750%	$18,303,090	6.50%
Tier I capital (to average assets)	$32,694,000	8.69%	$15,050,680	4.000%	$18,813,350	5.00%

The above minimum capital requirements include the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer is being phased in from 0.0 percent for 2015 to 2.50 percent by 2019. The capital conservation buffer was 1.875 percent at December 31, 2018, and 1.250 percent at December 31, 2017. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital.

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 2018, approximately $10,891,000 of retained earnings were available for dividend declaration without prior regulatory approval.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Basel III Capital Rules

In July 2013, the three federal bank regulatory agencies jointly published final rules (Basel III Capital Rules) establishing a new comprehensive capital framework for U.S. banking organizations. The rules implement the Basel Committee’s December 2010 framework known as “Basel III” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. These rules substantially revise the risk-based capital requirements applicable to bank holding companies and depository institutions, compared to the current U.S. risk-based capital rules. The Basel III Capital Rules define the components of capital and address other issues affecting the numerator in banking institutions’ regulatory capital ratios. These rules also address risk weights and other issues affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing risk-weighting approach with a more risk-sensitive approach. The Basel III Capital Rules were effective for the Bank on January 1, 2015 (subject to a four-year phase-in period).

The Basel III Capital Rules, among other things, (i) introduce a new capital measure called “Common Equity Tier 1” (CET1), (ii) specify that Tier 1 capital consist of CET1 and “Additional Tier 1 Capital” instruments meeting specified requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital and (iv) expand the scope of the deductions/adjustments as compared to existing regulations.

Note 11: Related Party Transactions

At December 31, 2018 and 2017, the Company had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of $5,350,483 and $5,400,739, respectively.

Annual activity consisted of the following:

	2018			2017
	Current	Unfunded	Total	Current	Unfunded	Total
Beginning balance	$5,400,739	$1,060,337	$6,461,076	$5,642,755	$940,133	$6,582,888
New loans	491,177	54,771	545,948	2,097,867	120,204	2,218,071
Repayments	(541,433)	—	(541,433)	(2,339,883)	—	(2,339,883)

Ending balance	$5,350,483	$1,115,108	$6,465,591	$5,400,739	$1,060,337	$6,461,076

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Deposits from related parties held by the Company at December 31, 2018 and 2017, totaled $2,450,460 and $4,741,385 respectively.

Note 12: Employee Benefit Plan

The Bank has a retirement savings 401(k) plan covering substantially all employees. Employees may contribute a percentage of their compensation, subject to maximum annual limitations established by law. The plan allows the Bank to make discretionary contributions, including matching contributions, which have immediate vesting to participating employees. During 2018 and 2017, the Bank matched up to 5 percent of each employee’s base compensation. Total expenses of the plan, including employer contributions and administrative expenses, for 2018 and 2017, were $118,193 and $111,735, respectively.

Note 13: Stock Appreciation Rights Plan

The Company maintains a Stock Appreciation Rights Plan (SAR Plan) for select members of the Company’s management team. This Plan grants participants the right to the appreciation in the book value of a stated number of shares of the common stock of the Company. The Company had granted SARs on 3,500 shares at December 31, 2018 and 2017. The Company accrued $776,550 and $550,863 related to the agreements at December 31, 2018 and 2017, respectively. Total expenses of the Plan amounted to $225,687 and $109,258 for the years ended December 31, 2018 and 2017, respectively.

The stock appreciation rights agreements contain change of control provisions that provide for immediate vesting of the units outstanding and a defined redemption value for each unit. Should the Company complete its pending sale under the definitive agreement with Spirit of Texas Bancshares, Inc., described in Note 20, it would trigger the change of control provisions in the agreements. Based on the sales price in the definitive agreement, the payments to be made for the outstanding units would be $2,436,619.

Note 14: Change in Control Agreement

In 2013, the Company entered into an agreement with the CEO which entitles the CEO to receive payment upon a change of control. The payment amount per the agreement is equal to 2.99 times the CEO’s average annual compensation for the three calendar years preceding the calendar year in which the change in control occurs and is payable in a lump sum within 30 days following the change in control.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 15: Operating Leases

The Company has three noncancellable operating leases, primarily for loan production offices, that expire in 2018. These leases do not contain any renewal options for subsequent periods and require the Bank to pay all executory costs such as taxes, maintenance and insurance. Rental expense for all leases was $48,666 and $21,266 for the years ended December 31, 2018 and 2017, respectively.

Future minimum lease payments under operating leases are $5,188 for 2019, and there are no other contractual agreements.

Note 16: Commitments and Credit Risk

The Company grants commercial, consumer and residential loans to customers primarily located in the south central Texas region. The Company’s primary market area is comprised of Bee, Dewitt and Guadalupe and surrounding counties, along with Loan Production Offices located in Comal, Karnes and Nueces counties. Although the Company has a diversified loan portfolio, the Company has concentrations of credit risk in the real estate market and is dependent on general economic conditions in the Company’s geographic market area.

Commitments to Originate Loans and Lines of Credit

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line of credit may expire without being drawn upon, the total unused lines of credit do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2018 and 2017, the Company had outstanding commitments to originate loans and unused lines of credit aggregating $27,626,432 and $31,558,857, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. The majority of commitments are at a floating market rate of interest.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third-party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under non-financial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Fees for letters of credit issued are initially recorded by the Company as revenue and are included in earnings at the origination of the respective agreements. Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid. The Company had total outstanding standby letters of credit amounting to $405,000 and $479,964, at December 31, 2018 and 2017, respectively, with terms ranging from 30 days to 15 months.

Note 17: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Recurring Measurements

The following tables present the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2018 and 2017:

		Fair Value Measurements Using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2018
Available-for-sale securities
U.S. government and GSE securities	$15,022,619	$—	$15,022,619	$—
Tax-exempt municipal securities	20,602,555	—	20,602,555	—
U.S. government and GSE mortgage-backed securities	27,326,855	—	27,326,855	—

	$62,952,029	$—	$62,952,029	$—

		Fair Value Measurements Using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2017
Available-for-sale securities
U.S. government and GSE securities	$7,638,840	$—	$7,638,840	$—
Tax-exempt municipal securities	20,630,950	—	20,630,950	—
U.S. government and GSE mortgage-backed securities	29,717,732	—	29,717,732	—

	$57,987,522	$—	$57,987,522	$—

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Following is a description of the inputs and valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the years ended December 31, 2018 and 2017.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. government agency debt and mortgage-backed securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. Currently, all of the Company’s securities are classified in Level 2 of the hierarchy.

Third-party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the financial institution industry to value investment securities without relying exclusively on quoted prices for specific investment securities, but rather relying on the investment securities’ relationship to other benchmark quoted investment securities. Matrix pricing is utilized in the valuation of the U.S. government and GSE debt, mortgage-backed securities and tax-exempt municipal securities.

Nonrecurring Measurements

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2018 and 2017:

		Fair Value Measurements Using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2018
Collateral dependent impaired loans	$1,234,840	$—	$—	$1,234,840

	$1,234,840	$—	$—	$1,234,840

December 31, 2017
Collateral dependent impaired loans	$1,802,308	$—	$—	$1,802,308
Foreclosed assets held-for-sale	283,330	—	—	283,330

	$2,085,638	$—	$—	$2,085,638

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Other Real Estate Owned

Other real estate owned (OREO) is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value of OREO is based on appraisals or evaluations. OREO is classified within Level 3 of the fair value hierarchy.

Appraisals of OREO are obtained when the real estate is acquired and subsequently as deemed necessary by the Controller’s office. Appraisals are reviewed for accuracy and consistency by the Controller’s office. Appraisers are selected from the list of approved appraisers maintained by management.

Collateral-dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by the Controller’s office. Appraisals are reviewed for accuracy and consistency by the Controller’s office. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by the Controller’s office by comparison to historical results.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements other than goodwill at December 31, 2018 and 2017.

	Fair Value at
	December 31,	Valuation
	2018	Technique	Unobservable Inputs	Range
Collateral dependent impaired loans	$1,234,840	Market comparable properties	Marketability discount	10% -15%

	Fair Value at
	December 31,	Valuation
	2017	Technique	Unobservable Inputs	Range
Collateral dependent impaired loans	$1,802,308	Market comparable properties	Marketability discount	10% -15%
Foreclosed assets held-for-sale	$283,330	Market comparable properties	Comparability adjustments (%)	5% -10%

Note 18: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Estimates related to the value of the Company’s stock used in share-based compensation plans are discussed in the footnote on share-based compensation.

Investments

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying consolidated balance sheets.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 19: Current and Future Changes in Accounting Principles

Accounting Standards Update (ASU) 2018-09, “Codification Improvements.”Issued in July 2018, ASU No. 2018-09 makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 will be effective in annual periods beginning after December 15, 2018. Management is currently evaluating the effects the adoption of ASU 2018-09 will have on the consolidated financial statements, results of operations and cash flows.

ASU 2017-08, “Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.”Issued in March 2017, ASU 2017-08 amends the amortization period for certain purchased callable debt securities held at a premium. In particular, the amendments in ASU 2017-08 require the premium to be amortized to the earliest call date. The amendments do not, however, require an accounting change for securities held at a discount; instead, the discount continues to be amortized to maturity. Notably, the amendments in this ASU more closely align the amortization period of premiums and discounts to expectations incorporated in market pricing on the underlying securities. Securities within the scope of ASU 2017-08 are purchased debt securities that have explicit, non-contingent call features that are callable at fixed prices and on preset dates. The amendments of ASU 2017-08 become effective for public entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, and for other entities for periods beginning after December 15, 2019. Management is currently evaluating the effects the adoption of ASU 2017-08 will have on the consolidated financial statements, results of operations and cash flows.

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.”Issued in June 2016, ASU 2016-13 will add FASB ASC Topic 326, “Financial Instruments-Credit Losses” and finalizes amendments to FASB ASC Subtopic 825-15, “Financial Instruments-Credit Losses.” The amendments of ASU 2016-13 are intended to provide financial statement users with more decision-useful information related to expected credit losses on financial instruments and other commitments to extend credit by replacing the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The amendments of ASU 2016-13 eliminate the probable initial recognition threshold and, in turn, reflect an entity’s current estimate of all expected credit losses. ASU 2016-13 does not specify the method for measuring expected credit losses, and an entity is allowed to apply methods that reasonably reflect its expectations of the credit loss estimate. Additionally, the amendments of ASU 2016-13 require that credit losses on available-for-sale debt securities be presented as an allowance rather than as a write-down. The amendments of ASU 2016-13 are effective for public entities for interim and annual periods beginning after December 15, 2019, and for all other entities for annual periods beginning after December 15, 2020. Earlier application is permitted for interim and annual periods beginning after December 15, 2018. Management believes the amendments in this update will have an impact on the Company’s consolidated financial statements and is working to evaluate the significance of that impact.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

ASU 2016-02, “Leases (Topic 842).”Issued in February 2016, ASU 2016-02 was issued by the FASB to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU 2016-02 will, among other things, require lessees to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The amendments of ASU 2016-02 are effective for public entities for interim and annual periods beginning after December 15, 2018, and for other entities for periods beginning after December 15, 2019. The adoption of this ASU will result in an increase to the consolidated balance sheets for right-of-use assets and associated lease liabilities for operating leases in which the Company is the lessee. Additionally, in July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU No. 2018-11, Leases, Targeted Improvements. The amendments in these updates provide additional clarification and implementation guidance on certain aspects of ASU 2016-02 and have the same effective date and transition requirements as ASU 2016-02. Specifically, ASU 2018-11 creates an additional transition method option allowing entities to record a cumulative effect adjustment to opening retained earnings in the year of adoption. FASB also issued ASU 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors in December 2018 that clarifies how to apply the new leases standard when accounting for sales taxes, certain lessor costs, and certain requirements related to variable payments in contracts. Implementation of this standard is not expected to have a material impact on the Company’s consolidated financial statements. In March 2019, FASB issued ASU 2019-01, Leases (Topic 842), which clarifies the determination of the fair value of an underlying asset by lessors that are not manufacturers or dealers, presentation on the statement of cash flows for sale-type and direct financial leases, and transition disclosures related to accounting changes and error corrections.

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).”Issued in May 2014, ASU 2014-09 will add FASB ASC Topic 606, “Revenue from Contracts with Customers,” and will supersede revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition,” as well as certain cost guidance in FASB ASC Topic 605-35, “Revenue Recognition – Construction-Type and Production-Type Contracts.” ASU 2014-09 provides a framework for revenue recognition that replaces the existing industry and transaction specific requirements under the existing standards. ASU 2014-09 requires an entity to apply a five-step model to determine when to recognize revenue and at what amount. The model specifies that revenue should be recognized when (or as) an entity transfers control of goods or services to a customer at the amount in which the entity expects to be entitled. Depending on whether certain criteria are met, revenue should be recognized either over time, in a manner that depicts the entity’s performance, or at a point in time, when control of the goods or services are transferred to the customer. ASU 2014-09 provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. In addition, the existing requirements for the recognition of a gain or loss on the transfer of non-financial assets that are not in a contract with a

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

customer are amended to be consistent with the guidance on recognition and measurement in ASU 2014-09. The amendments of ASU 2014-09 may be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. If the transition method of application is elected, the entity should also provide the additional disclosures in reporting periods that include the date of initial application of (1) the amount by which each financial statement line item is affected in the current reporting period, as compared to the guidance that was in effect before the change, and (2) an explanation of the reasons for significant changes. ASU 2015-14, “Revenue from Contracts with Customers (Topic 606)-Deferral of the Effective Date,”issued in August 2015, defers the effective date of ASU 2014-09 by one year. ASU 2015-14 provides that the amendments of ASU 2014-09 become effective for public business entities for fiscal years beginning after December 15, 2017, and for private companies for fiscal years beginning after December 15, 2018. All subsequently issued ASU’s which provide additional guidance and clarifications to various aspects of FASB ASC Topic 606 will become effective when the amendments of ASU 2014-09 become effective. These subsequently issued ASU’s include ASU 2016-08 “Revenue from Contracts with Customers (Topic 606)-Principal versus Agent Considerations,”ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)-Identifying Performance Obligations and Licensing,”and ASU 2016-12 “Revenue from Contracts with Customers (Topic 606)-Narrow Scope Improvements and Practical Expedients.”These amendments clarify the main provisions of ASU-2014-09 with respect to specific revenue types based upon implementation questions submitted. Specifically, revenue in which a third-party satisfies a portion of the performance obligations, revenue from licensing activities, and the assessment of collectability, treatment of sales taxes, non-cash consideration, and contract modifications at transition. Management has elected to adopt this ASU using the private company effective date and has completed an analysis to determine which revenue streams are within the scope of ASU 2014-09 and the related clarifying ASU’s and has determined that interest income and revenue generated from transfers and servicing of financial instruments, specifically, gain on sale of loans and servicing fees are out of scope. Implementation of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

Note 20: Agreement with Spirit of Texas Bancshares, Inc.

On November 27, 2018, the Company and Spirit of Texas Bancshares, Inc. (Spirit) entered into an Agreement and Plan of Reorganization providing for the merger of the Company with and into Spirit, with Spirit the surviving corporation in the merger, and the merger of the Bank with and into Spirit, with Spirit of Texas Bank the surviving banking corporation. If the merger is completed, holders of the Company’s stock will receive a total of 1,579,268 shares of Spirit’s common stock and an estimated $32.4 million in cash, subject to certain adjustments. Consummation of the merger is contingent upon regulatory approval and is anticipated to be completed in the second quarter of 2019.

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 21: Subsequent Events

Subsequent events have been evaluated through March 20, 2019, which is the date the consolidated financial statements were issued.

Note 22: First Beeville Financial Corporation (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	December 31,
	2018	2017
Assets
Cash and due from banks	$27,606	$469,745
Investment in subsidiary	37,852,548	32,161,991
Other assets	52,074	20,494

Total assets	$37,932,228	$32,652,230

Liabilities
Dividends payable	$—	$443,535
Deferred tax liability	7,513	—

Total liabilities	7,513	443,535
Stockholders’ Equity	37,924,715	32,208,695

Total liabilities and stockholders’ equity	$37,932,228	$32,652,230

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Condensed Statements of Income and Comprehensive Income
	Year Ended December 31,
	2018	2017
Income
Dividends from subsidiaries	$165,000	$1,410,832

Total income	165,000	1,410,832

Expenses
Interest expense	—	36,090
Other expenses	172,515	69,512

Total expenses	172,515	105,602

Income Before Income Tax and Equity in Undistributed
Net Income of Subsidiary	(7,515)	1,305,230
Income Tax Benefit	(32,977)	(34,142)
Equity in Undistributed Net Income of Subsidiary	6,227,150	2,323,474

Net Income	$6,252,612	$3,662,846

Comprehensive Income	$6,252,612	$3,662,846

Condensed Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Operating Activities
Net income	$6,252,612	$3,662,846
Items not requiring (providing cash)
Equity in undistributed income of subsidiary	(6,227,150)	(2,323,474)
Increase in other assets	(31,579)	(16,994)
Increase in other liabilities	—	(10,578)
Increase in deferred tax liability	7,513	—

Net cash provided by operating activities	1,396	1,311,800

Financing Activities
Principal payments on borrowed funds	—	(926,183)
Purchase of treasury stock	—	(162,986)
Dividends paid	(443,535)	(445,830)

Net cash used in financing activities	(443,535)	(1,534,999)

Net Decrease in Cash	(442,139)	(223,199)
Cash at Beginning of Year	469,745	692,944

Cash at End of Year	$27,606	$469,745